UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

MICROSEMI CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

MICROSEMI CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS ON FEBRUARY 17, 2010

AND PROXY STATEMENT

MICROSEMI CORPORATION

2381 Morse Avenue

Irvine, California 92614

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on February 17, 2010

TO THE STOCKHOLDERS OF MICROSEMI CORPORATION:

Our 2010 Annual Meeting of Stockholders will be held at the Marriott Hotel Irvine, 18000 Von Karman Avenue, Irvine, California 92612, on Wednesday, February 17, 2010, at 10:00 a.m., Pacific Standard Time, for the following purposes:

1.	To elect seven directors to serve until our next Annual Meeting of Stockholders and until their successors are duly elected and qualified (Proposal 1);

2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2010 (Proposal 2); and

3.	To transact such other business as may properly come before the Annual Meeting of Stockholders, including any adjournments or postponements thereof.

Any action on the items described above may be considered at the Annual Meeting of Stockholders at the time and on the date specified above or at any time and date to which the Annual Meeting of Stockholders is properly adjourned or postponed.

Only stockholders of record at the close of business on December 23, 2009, are entitled to notice of and to vote at the Annual Meeting of Stockholders and any adjournments or postponements of the meeting.

By Order of the Board of Directors,

Irvine, California January 7, 2010	/s/ JOHN W. HOHENER
John W. Hohener Secretary

IT IS IMPORTANT THAT ALL OF OUR STOCKHOLDERS BE REPRESENTED AT OUR ANNUAL MEETING OF STOCKHOLDERS AND AT ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. STOCKHOLDERS, WHETHER YOU EXPECT TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS IN PERSON OR NOT, ARE URGED TO VOTE YOUR SHARES BY COMPLETING, SIGNING, DATING AND RETURNING THE ACCOMPANYING PROXY CARD OR VOTING INSTRUCTION CARD IN THE PRE-ADDRESSED RETURN ENVELOPE PROVIDED OR BY TRANSMITTING YOUR VOTING INSTRUCTIONS ELECTRONICALLY VIA THE INTERNET OR BY TELEPHONE. PLEASE SEE THE ACCOMPANYING INSTRUCTIONS FOR MORE DETAILS ON VOTING. RETURNING YOUR PROXY CARD OR VOTING INSTRUCTION CARD PROMPTLY WILL ASSIST US IN REDUCING THE EXPENSES OF ADDITIONAL PROXY SOLICITATION. SUBMITTING YOUR PROXY CARD OR VOTING INSTRUCTION CARD DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING OF STOCKHOLDERS (AND, IF YOU ARE NOT A STOCKHOLDER OF RECORD, YOU HAVE OBTAINED A LEGAL PROXY FROM THE BROKER, TRUSTEE OR OTHER NOMINEE THAT HOLDS YOUR SHARES GIVING YOU THE RIGHT TO VOTE THE SHARES IN PERSON AT THE ANNUAL MEETING OF STOCKHOLDERS).

Additional copies of proxy materials may be requested in writing and addressed to:

Attention: Investor Relations

Microsemi Corporation

2381 Morse Avenue

Irvine, California 92614

MICROSEMI CORPORATION

2381 Morse Avenue

Irvine, California 92614

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

February 17, 2010

Our Board of Directors is soliciting your proxy for our Annual Meeting of Stockholders to be held at 10:00 a.m., Pacific Standard Time, on February 17, 2010, at the Marriott Hotel Irvine, 18000 Von Karman Avenue, Irvine, California 92612, and any and all adjournments or postponements of the meeting, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. We are first mailing this proxy statement and the accompanying form of proxy to our stockholders on or about January 7, 2010.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS

Stockholders may view this proxy statement and our 2009 Annual Report on Form 10-K over the Internet by accessing our website at http://www.microsemi.com and clicking on the “Investors” tab. Information on our website does not constitute part of this proxy statement.

In addition, most stockholders can elect to receive future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. If you are a stockholder of record, you can choose this option and save us the cost of producing and mailing these documents by following the instructions on the enclosed proxy card or by following the instructions provided if you vote over the Internet or by telephone. If you hold your shares through a bank or broker, please refer to the information provided by that entity for instructions on how to elect to receive future proxy statements and annual reports over the Internet.

QUESTIONS AND ANSWERS

Proxy Materials

1.	What information is contained in this proxy statement?

The information in this proxy statement relates to the proposals to be voted on at the Annual Meeting of Stockholders, the voting process, our Board of Directors and the committees of our Board of Directors, the compensation of directors and of certain executive officers for fiscal year 2009, and other required information.

Voting Information

2.	What items of business will be voted on at the Annual Meeting of Stockholders?

The items of business scheduled to be voted on at the Annual Meeting of Stockholders are:

•	The election of seven directors to serve until our next Annual Meeting of Stockholders and until their successors are duly elected and qualified (Proposal 1); and

•	The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2010 (Proposal 2).

We will also consider any other business that properly comes before the Annual Meeting of Stockholders or any adjournments or postponements thereof. See Question 11 “What happens if additional matters are presented at the Annual Meeting of Stockholders?” below.

3.	How does the Board recommend that I vote?

Our Board of Directors recommends that you vote “FOR” all of the nominees to the Board and “FOR” Proposal 2.

4.	What shares can I vote?

Each share of our common stock outstanding as of the close of business on December 23, 2009, the record date, is entitled to one vote on each item being voted upon at the Annual Meeting of Stockholders. You may vote all shares owned by you as of the record date, including (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner through a broker, trustee or other nominee such as a bank. On the record date, 82,822,660 shares of our common stock were outstanding.

5.	How can I vote my shares in person at the Annual Meeting?

Shares held in your name as the stockholder of record may be voted in person at the Annual Meeting of Stockholders. Shares held beneficially in street name (as described below) may be voted in person at the Annual Meeting of Stockholders only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting of Stockholders, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

6.	How can I vote my shares without attending the Annual Meeting of Stockholders?

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting of Stockholders. If you are a stockholder of record, you may vote by submitting a proxy. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee. For directions on how to vote, please refer to the instructions below and to those included on your proxy card or, for shares held beneficially in street name, to the voting instruction card provided by your broker, trustee or nominee.

By Internet—Stockholders of record with Internet access may submit proxies by following the instructions on their proxy cards for voting by Internet. Most of our stockholders who hold shares beneficially in street name may vote by accessing the website specified on the voting instruction cards provided by their brokers, trustees or nominees. Please check the voting instruction card for Internet voting availability.

By Telephone—Stockholders of record may submit proxies by following the instructions on their proxy cards for voting by telephone. Most of our stockholders who hold shares beneficially in street name may vote by telephone by calling the number specified on the voting instruction cards provided by their brokers, trustees or nominees. Please check the voting instruction card for telephone voting availability.

By Mail—Stockholders of record may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelope. Stockholders who hold shares beneficially in street name may vote by mail by completing, signing and dating the voting instruction cards provided and mailing them in the accompanying pre-addressed envelope.

7.	What is the deadline for voting my shares?

If you hold shares as a stockholder of record, your vote must be received before the commencement of voting at the Annual Meeting of Stockholders, except that if you vote your shares electronically on the Internet or by telephone, your vote by proxy must be received prior to 8:59 p.m., Pacific Standard Time, on the day prior to the Annual Meeting of Stockholders. If you hold shares beneficially in street name with a broker, trustee or nominee, please follow the voting instructions provided by your broker, trustee or nominee.

8.	May I change or revoke my vote?

You may change or revoke your vote at any time prior to the vote at the Annual Meeting of Stockholders. If you are a stockholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to our Secretary at our principal executive offices prior to your shares being voted, or by attending the Annual Meeting of Stockholders and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically make that request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares, by attending the meeting and voting in person.

9.	How are votes counted?

In the election of directors, you may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees.

For Proposal 2, you may vote “FOR,” “AGAINST,” or “ABSTAIN.” If you “ABSTAIN,” the abstention has the same effect as a vote against the proposal.

If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If you submit your proxy or voting instructions without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board (“FOR” all of the nominees to our Board of Directors and “FOR” Proposal 2) and in the discretion of the proxy holders on any other matters that properly come before the meeting.

10.	What is the voting requirement to approve each of the proposals?

In the election of directors, the seven persons receiving the highest number of affirmative votes of shares entitled to vote on the matter will be elected as directors.

Proposal 2 requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting of Stockholders and entitled to vote on the matter.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal but are counted for purposes of determining whether a quorum is present. We believe that Proposal 2, the proposal to ratify PricewaterhouseCoopers LLP as our independent registered public accounting firm, is considered routine and therefore may be voted upon in the discretion of your broker if you do not give specific instructions to your broker. Abstentions have the same effect as votes against Proposal 2. However, pursuant to recent rule amendments, beginning this year brokers will not have discretion to vote your shares on the election of directors. Accordingly, if your shares are held in street name and you do not submit voting instructions to your broker, your shares will not be counted in determining the outcome of the election of the seven director nominees at the Annual Meeting of Stockholders.

11.	What happens if additional matters are presented at the Annual Meeting of Stockholders?

Other than the two items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting of Stockholders. If you grant a proxy, the persons named as proxy holders, James J. Peterson and John W. Hohener, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason any of the nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by our Board of Directors or for the balance of the nominees, leaving a vacancy, unless our Board of Directors chooses to reduce the number of directors serving on our Board of Directors.

12.	Who will serve as inspectors of elections?

The inspectors of elections will be Hoang M. Ngo and Debbie W. Weber.

13.	Who will bear the cost of soliciting votes for the Annual Meeting of Stockholders?

Our Board of Directors is making this solicitation, and we will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We also reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to stockholders.

14.	Where can I find the voting results of the Annual Meeting of Stockholders?

We intend to announce preliminary voting results at the Annual Meeting of Stockholders and publish final results in our quarterly report on Form 10-Q for the second quarter of fiscal year 2010.

Stock Ownership Information

15.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares through a broker, trustee or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, Mellon Investor Services LLC, you are considered, with respect to those shares, the stockholder of record, and we are sending these proxy materials directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to us or to a third party, or to vote in person at the meeting. We have enclosed a proxy card for you to use.

Beneficial Owner

If your shares are held in a brokerage account or by a trustee or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card on behalf of your broker, trustee or nominee. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and you also are invited to attend the Annual Meeting of Stockholders. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares at the meeting.

Annual Meeting of Stockholders Information

16.	How can I attend the Annual Meeting of Stockholders?

You are entitled to attend the Annual Meeting of Stockholders only if you were a stockholder or joint holder as of the close of business on December 23, 2009, or if you hold a valid proxy for the Annual Meeting of Stockholders. If you are not a stockholder of record but hold shares beneficially through a broker, trustee or nominee, you should provide proof of beneficial ownership on the record date, a copy of the voting instruction card provided by your broker, trustee or nominee or other similar evidence of ownership.

17.	How many shares must be present or represented to conduct business at the Annual Meeting of Stockholders?

The quorum requirement for holding the Annual Meeting of Stockholders and transacting business is that holders of a majority of shares of our common stock issued and outstanding and entitled to vote at the Annual Meeting of Stockholders must be present in person or represented by proxy at the meeting. Both abstentions and broker non-votes described previously in Question 10 are counted for the purpose of determining the presence of a quorum.

Stockholder Proposals, Director Nominations and Related Bylaw Provisions

18.	May I propose actions for consideration at next year’s Annual Meeting of Stockholders?

Yes. Stockholders interested in submitting a proposal for inclusion in the proxy materials distributed by us for the 2011 Annual Meeting of Stockholders may do so by following the procedures described in Rule 14a-8 promulgated by the Securities and Exchange Commission. To be eligible for inclusion, stockholder proposals must be received no later than September 6, 2010 and must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be sent to our Secretary at our principal executive offices. If you intend to present a proposal at our 2011 Annual Meeting of Stockholders, but you do not intend to have it included in our proxy statement for that meeting, or if you intend to nominate a candidate for election to our Board of Directors, you must deliver notice of your proposal or nomination by following the procedures set forth in Article II, Section 8 of our Bylaws. Your notice must be delivered to our Secretary not earlier than the close of business on October 20, 2010 and not later than the close of business on November 19, 2010. If the notice is not received within these deadlines and does not satisfy the additional notice requirements set forth in Article II, Section 8 of our Bylaws, the proposal or nomination will not be acted upon at the 2011 Annual Meeting of Stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the beneficial ownership of our common stock, as of December 23, 2009, by (1) each person known by us to own beneficially more than 5% of our outstanding common stock, (2) each director and each nominee for election as a member of our Board of Directors, (3) each of the executive officers named in the Summary Compensation Table included in this proxy statement, and (4) all current directors and executive officers as a group. This table is based on information supplied to us by our executive officers, directors and principal stockholders or included in a Schedule 13G filed with the Securities and Exchange Commission. Except as otherwise indicated and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned. Unless otherwise indicated, the address of each of the individuals named below is c/o Microsemi Corporation, 2381 Morse Avenue, Irvine, California 92614.

Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percentage of Class (2)
Directors and Named Executive Officers:
Dennis R. Leibel	137,500	(3)	*
Thomas R. Anderson	44,000	(4)	*
William E. Bendush	42,500	(5)	*
Matthew E. Massengill	81,000	(6)	*
Paul F. Folino	13,673	(7)	*
William L. Healey	47,000	(8)	*
James J. Peterson	1,469,900	(9)	1.8%
John W. Hohener	257,353	(10)	*
Ralph Brandi	689,249	(11)	*
John M. Holtrust	351,547	(12)	*
Steven G. Litchfield	441,961	(13)	*
All directors and executive officers as a group (11 persons)	3,575,683	(14)	4.2%
Greater than 5% Stockholders:
FMR LLC 82 Devonshire Street Boston, MA 02109	9,252,076	(15)	11.4%
Franklin Resources, Inc. One Franklin Parkway San Mateo, CA 94403	6,306,654	(16)	7.8%
Janus Capital Management LLC 151 Detroit Street Denver, CO 80206	4,385,729	(17)	5.4%
Wells Fargo & Company and affiliates 420 Montgomery Street San Francisco, CA 94104	4,361,281	(18)	5.4%
Columbia Wanger Asset Management, L.P. 227 Monroe Street, Suite 300 Chicago, IL 60606	4,172,500	(19)	5.1%

*	Represents less than 1.0% of the outstanding shares of our common stock.

(1)	We determine beneficial ownership in accordance with the rules of the Securities and Exchange Commission. We deem shares subject to options that are currently exercisable or exercisable within 60 days after December 23, 2009 outstanding for purposes of computing the share amount and the percentage ownership of the person holding the stock options, but we do not deem them outstanding for purposes of computing the percentage ownership of any other person.

(2)	Except as noted in footnote (1) above, we determine applicable percentage ownership based on 82,822,660 shares of our common stock outstanding as of December 23, 2009.
(3)	Includes 123,500 shares of our common stock that may be acquired within 60 days of December 23, 2009 through the exercise of stock options.
(4)	Includes 29,000 shares of our common stock that may be acquired within 60 days of December 23, 2009 through the exercise of stock options.
(5)	Includes 32,000 shares of our common stock that may be acquired within 60 days of December 23, 2009 through the exercise of stock options.
(6)	Includes 60,000 shares of our common stock that may be acquired within 60 days of December 23, 2009 through the exercise of stock options.
(7)	Includes 12,000 shares of our common stock that may be acquired within 60 days of December 23, 2009 through the exercise of stock options.
(8)	Includes 40,000 shares of our common stock that may be acquired within 60 days of December 23, 2009 through the exercise of stock options.
(9)	Includes 1,026,900 shares of our common stock that may be acquired within 60 days of December 23, 2009 through the exercise of stock options.
(10)	Includes 140,000 shares of our common stock that may be acquired within 60 days of December 23, 2009 through the exercise of stock options.
(11)	Includes 514,249 shares of our common stock that may be acquired within 60 days of December 23, 2009 through the exercise of stock options.
(12)	Includes 283,769 shares of our common stock that may be acquired within 60 days of December 23, 2009 through the exercise of stock options.
(13)	Includes 357,130 shares of our common stock that may be acquired within 60 days of December 23, 2009 through the exercise of stock options.
(14)	Includes 2,618,548 shares of our common stock that may be acquired within 60 days of December 23, 2009 through the exercise of stock options.
(15)	Beneficial and percentage ownership information is based on information contained in a Schedule 13G filed on November 10, 2009 by FMR LLC.
(16)	Beneficial and percentage ownership information is based on information contained in a Schedule 13G/A filed on February 9, 2009 by Franklin Resources, Inc. The securities reported are beneficially owned by one or more open- or closed-end investment companies or other managed accounts that are investment management clients of investment managers that are direct and indirect subsidiaries of Franklin Resources, Inc. Investment management contracts grant to such subsidiaries all investment and/or voting power over the securities owned by such investment management clients, unless otherwise noted. The schedule indicates that, as of February 9, 2009, Franklin Advisers, Inc. had sole voting power and sole dispositive power over 5,664,030 shares, and no other reporting subsidiary had voting or dispositive power over more than 5% of our common stock. Charles B. Johnson and Rupert H. Johnson, Jr. each own in excess of 10% of the outstanding common stock of Franklin Resources, Inc. and are the principal stockholders of Franklin Resources, Inc. Franklin Resources, Inc., Charles B. Johnson, Rupert H. Johnson, Jr. and each of the investment management subsidiaries disclaim any pecuniary interest in any of the shares.
(17)	Beneficial and percentage ownership information is based on information contained in a Schedule 13G filed on February 17, 2009 by Janus Capital Management LLC.
(18)	Beneficial and percentage ownership information is based on information contained in a Schedule 13G/A filed on February 2, 2009 by Wells Fargo & Company on its own behalf and on behalf of certain subsidiaries. The schedule indicates that, as of December 31, 2008, Wells Fargo & Company, together with its subsidiaries, had sole voting power over 3,521,138 shares of our common stock, sole dispositive power over 4,303,945 shares of our common stock, and shared dispositive power over 5,316 shares of our common stock.
(19)	Beneficial and percentage ownership information is based on information contained in a Schedule 13G filed on February 6, 2009 by Columbia Wanger Asset Management, L.P., an investment advisor. The schedule indicates that, as of December 31, 2008, Columbia Wanger Asset Management, L.P. had sole voting power over 3,915,000 shares and sole dispositive power over 4,172,500 shares of our common stock.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Bylaws allow for a Board of Directors consisting of not fewer than three and up to thirteen directors, with the number being fixed from time to time by the Board of Directors. Our Board of Directors has fixed the number of directors at seven. Our Board of Directors has nominated all seven of our current directors for re-election to our Board of Directors. The seven nominees for election as directors will each serve for a term of one year (ending as of the next Annual Meeting of Stockholders) and until their respective successors are elected and qualified.

Nominees for Election

Our nominees for election to our Board of Directors at the Annual Meeting of Stockholders include six independent directors, as defined by the applicable listing standards of the NASDAQ Stock Market, and one current member of management. Each of the nominees is currently a member of our Board of Directors and has consented to be named and to serve if elected. In the event that, before the Annual Meeting of Stockholders, any of the nominees for director should become unable to serve if elected, the proxy holders may vote for a substitute nominee designated by our existing Board of Directors to fill the vacancy or for the balance of the nominees, leaving a vacancy, unless our Board of Directors chooses to reduce the number of directors serving on our Board. Our Board of Directors has no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director.

The names and other information concerning the seven nominees for election as directors at the Annual Meeting of Stockholders are set forth below.

Name	Position with Company (in Addition to Director), Principal Occupation during Last Five Years and Directorships at Other Public Companies	Age	Director Since
James J. Peterson	President and Chief Executive Officer since 2000; Director of STEC, Inc. from 2003 to 2009.	54	2000

Dennis R. Leibel	Chairman of the Board since July 2004; A retired financial and legal executive, private investor and consultant; Director of Commerce Energy Group, Inc. from 2005 to 2008; Director of DPAC Technologies Corp. since 2006.	65	2002

Thomas R. Anderson	A retired executive and private investor; Former Vice President and Chief Financial Officer of QLogic Corporation, a storage networking technology supplier, from 1993 to 2002.	65	2002

William E. Bendush	A retired executive and private investor; Former Senior Vice President and Chief Financial Officer of Applied Micro Circuits Corporation, an information technology products supplier, from 1999 to 2003; Director of Conexant Systems, Inc. since 2008.	60	2003

William L. Healey	Consultant and private investor; Former President and Chief Executive Officer of Cal Quality Electronics, Inc., an electronics manufacturer, from 2002 to 2005; Director of Sypris Solutions, Inc. since 1997; Director of Pro-Dex, Inc. since 2007.	64	2003

Paul F. Folino	Executive Chairman of the Board of Emulex Corporation, an information technology products manufacturer, since 2006 and a Director of Emulex since 1993; Chairman of the Board of Emulex Corporation from 2002 to 2006; Chief Executive Officer of Emulex Corporation from 1993 to 2006.	64	2004

Matthew E. Massengill	Former Chairman of the Board of Western Digital Corporation, a computer storage technology provider, from 2001 to 2007; Executive Chairman of the Board of Western Digital Corporation from 2005 to 2007; Chief Executive Officer of Western Digital Corporation from 2000 to 2005; President of Western Digital Corporation from 2000 to 2002; Director of Western Digital Corporation since 2000; Director of Conexant Systems, Inc. since 2008; Director of GT Solar International, Inc. since 2008.	48	2006

Vote Required and Recommendation of the Board of Directors

The seven persons receiving the highest number of affirmative votes of shares entitled to be voted for them will be elected as directors.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

EXECUTIVE OFFICERS

Executive officers are appointed on an annual basis by our Board of Directors and serve at the discretion of the Board. The names and other information concerning the executive officers (other than James J. Peterson) are set forth below. The information regarding James J. Peterson is provided under the heading “Election of Directors” above.

Name	Position with Company and Principal Occupation during Last Five Years	Age	Officer Since
John W. Hohener	Chief Financial Officer and Secretary since 2008; Vice President of Finance, Treasurer and Chief Accounting Officer since 2007; Vice President of Finance from 2006 to 2007; Executive Vice President and Chief Financial Officer of Biolase Technology, Inc., a medical technology company, from 2004 to 2006.	54	2006

Ralph Brandi	Executive Vice President, Chief Operating Officer since 2002; Vice President-Operations from 2000 to 2002.	65	2000

John M. Holtrust	Senior Vice President of Human Resources since 2005; Vice President of Human Resources from 2000 to 2005.	59	2000

Steven G. Litchfield	Executive Vice President, Chief Strategy Officer since 2009; Executive Vice President-Analog Mixed Signal Group from 2006 to 2009; Vice President-Corporate Marketing & Business Development from 2003 to 2006; Director of Business Development from 2001 to 2003.	40	2003

CORPORATE GOVERNANCE, BOARD MEETINGS AND COMMITTEES

Corporate Governance

Corporate Governance Guidelines and Code of Business Ethics

Our Board believes that good corporate governance is paramount to ensure that we are managed for the long-term benefit of our stockholders. Our Board has adopted Corporate Governance Guidelines that guide its actions with respect to, among other things, the composition of the Board, the Board’s decision-making processes, Board meetings and involvement of management and the Board’s standing committees, and procedures for appointing members of the committees. In addition, our Board has adopted a Code of Ethics that applies to all of our employees, directors and officers, including our principal executive officer, principal financial officer, principal accounting officer and other senior financial officers. The Code of Ethics, as applied to our principal executive officer, principal financial officer and principal accounting officer, constitutes our “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act and is our “code of conduct” within the meaning of the listing standards of the NASDAQ Stock Market. If we make any substantive amendments to our Code of Ethics or if we grant any waiver, including any implicit waiver, from any provision of the Code of Ethics to our principal executive officer, principal financial officer, principal accounting officer or other senior financial officers, we will promptly disclose the nature of the amendment or waiver on our website.

You may view our Code of Ethics and Corporate Governance Guidelines on our Corporate Governance website at http://investor.microsemi.com/governance.cfm. The site can also be accessed by visiting our website at http://www.microsemi.com/ and clicking on the “Corporate Governance” item of the “Investors” drop down menu. You may request copies of these documents, which will be provided free of charge, by writing to Investor Relations, Microsemi Corporation, 2381 Morse Avenue, Irvine, California 92614.

Director Independence

Our Corporate Governance Guidelines provide that a majority of the Board and all members of the Audit, Compensation, and Governance and Nominating Committees of the Board will be independent. On an annual basis, each director and executive officer is obligated to complete a Director and Officer Questionnaire that requires disclosure of each director’s business and personal activities as they may relate to the Company, including any transactions with us in which a director or executive officer, or any member of his or her immediate family, has a direct or indirect material interest. Following completion of these questionnaires, the Board, with the assistance of the Governance and Nominating Committee, makes an annual determination as to the independence of each director using the current standards for “independence” as established by NASDAQ and after consideration of any material relationship a director may have with the Company.

In December 2009, our Board determined that all of our directors and nominees for election at the Annual Meeting of Stockholders are independent, as independence is defined under applicable listing standards of the NASDAQ Stock Market, except for James J. Peterson who serves full-time as our President and Chief Executive Officer.

Committees

Our Board of Directors has standing Audit, Compensation, Governance and Nominating, and Executive Committees. Our Board of Directors typically determines the membership of these committees at its organizational meeting held immediately after the Annual Meeting of Stockholders. The following table identifies the current members of our Board committees:

Director	Audit	Compensation	Governance and Nominating	Executive
James J. Peterson				Chair
Dennis R. Leibel	✓	Chair	✓	✓
Thomas R. Anderson	Chair		✓	✓
William E. Bendush	✓		Chair
William L. Healey		✓	✓
Paul F. Folino		✓
Matthew E. Massengill		✓

Audit Committee. The Audit Committee operates pursuant to a written charter that is available on our website under the Corporate Governance section at http://www.microsemi.com. The Audit Committee reviews matters relating to our internal and external audits. The primary responsibility of the Audit Committee is to confirm the independence of our independent registered public accounting firm, review the scope of audit and non-audit assignments, and assess the adequacy of internal controls. The Audit Committee also meets periodically with management and our independent registered public accounting firm. Our Board of Directors has affirmatively determined that each of the members of the Audit Committee is independent as defined under applicable NASDAQ listing standards and applicable rules of the Securities and Exchange Commission. The Board of Directors has also determined that each of Mr. Leibel, Mr. Anderson and Mr. Bendush are “audit committee financial experts” as defined by rules of the Securities and Exchange Commission. The Audit Committee held eight meetings during fiscal 2009.

Compensation Committee. The Compensation Committee consisted of directors Paul F. Folino, William L. Healey, Dennis R. Leibel and Matthew E. Massengill for the entire 2009 fiscal year. The Compensation Committee held six meetings during fiscal 2009. The Compensation Committee operates pursuant to a written charter that is available on our website under the Corporate Governance section at http://www.microsemi.com. Our Board of Directors has affirmatively determined that each of the members of the Compensation Committee is independent as defined under applicable NASDAQ listing standards.

Pursuant to its charter, the Compensation Committee’s responsibilities include the following:

•

approving goals relevant to the compensation of our Chief Executive Officer (“CEO”), evaluating the CEO’s performance in light of those goals and objectives, and setting the CEO’s compensation level based on this evaluation;

•	approving all compensation arrangements for our other executive officers;

•

making recommendations to the Board of Directors with respect to our incentive and equity-based compensation plans and all compensation arrangements for members of the Board and of Board committees; and

•	ensuring that our compensation policies and practices create a direct relationship between executive compensation and performance and allow us to recruit and retain superior talent.

The Compensation Committee may form subcommittees and delegate to its subcommittees such power and authority as it deems appropriate. The Compensation Committee has no current intention to delegate any of its other authority to any subcommittee. Our executive officers, including the Named Executive Officers (as identified below), do not have any role in determining the form or amount of compensation paid to our Named Executive Officers and our other senior executive officers. However, our CEO does make recommendations to the Compensation Committee with respect to compensation paid to the other executive officers.

In addition, the Board of Directors has appointed a Special Committee to Make Grants to Non-executive Employees and delegated to this committee limited authority to make certain equity award grants to our employees other than executive officers in connection with the hiring, promotion or retention of these employees. Mr. Peterson is currently the sole member of this committee.

Pursuant to its charter, the Compensation Committee is authorized to retain such independent compensation consultants and other outside experts or advisors as it believes to be necessary or appropriate to carry out its duties. For fiscal 2009, as in prior years, the Compensation Committee retained the firm of Frederic W. Cook & Co., Inc. (“F.W. Cook”) as independent compensation consultants to assist it in determining the compensation levels for our senior executive officers. The Compensation Committee made its compensation decisions during fiscal 2008, including decisions with respect to our Named Executive Officers’ compensation, after consultation with F.W. Cook. F.W. Cook advised the Compensation Committee with respect to trends in executive compensation, determination of pay programs, assessment of competitive pay levels and mix (e.g., proportion of fixed pay to incentive pay, proportion of annual cash pay to long-term incentive pay), and setting compensation levels. F.W. Cook also reviewed and identified our appropriate peer group companies for fiscal 2009 and helped the Compensation Committee to obtain and evaluate current executive compensation data for these peer group companies. All compensation decisions were made solely by the Compensation Committee or the Board of Directors.

Governance and Nominating Committee. The Governance and Nominating Committee operates pursuant to a written charter that is available on our website under the Corporate Governance section at http://www.microsemi.com. The Governance and Nominating Committee considers matters related to the selection of individuals to be nominated for election to our Board of Directors, our annual Board self-evaluations and our corporate governance policies. Our Board of Directors has affirmatively determined that each of the members of the Governance and Nominating Committee is independent as defined under applicable NASDAQ listing standards. The Governance and Nominating Committee held eight meetings in fiscal year 2009.

Whenever a vacancy occurs on our Board of Directors, the Governance and Nominating Committee is responsible for identifying and attracting one or more candidates to fill that vacancy, evaluating each candidate and recommending a candidate for selection by the full Board of Directors. In addition, the Governance and Nominating Committee is responsible for recommending nominees for election or re-election to our Board of Directors at each Annual Meeting of Stockholders. In identifying and evaluating possible candidates for election as a director, the Governance and Nominating Committee considers factors related to the general composition of the Board as well as specific selection criteria related to the character and capacities of the individual candidates.

While the Governance and Nominating Committee has no specific minimum qualifications in evaluating a director candidate, the Governance and Nominating Committee Charter provides, among other things, that our Board of Directors should be composed of directors who will bring to the Board a variety of experience and backgrounds and who will represent the balanced, best interests of the stockholders as a whole rather than special interest groups or constituencies, and that our Chief Executive Officer should normally be one of our directors. The Governance and Nominating Committee Charter also provides that, in considering possible candidates for election to our Board of Directors, the Governance and Nominating Committee and other directors should be guided in general by the composition guidelines established above and by, among other things, that each director: (1) should be chosen without regard to sex, race, age, religion or national origin; (2) should be an individual of the highest character and integrity and have an inquiring mind, vision and the ability to work well with others; (3) should be free of any conflict of interests which would violate applicable law or regulations or interfere with the proper performance of the responsibilities of a director; (4) should possess substantial and significant experience that would be of particular importance to the Company in the performance of the duties of a director; and (5) should have sufficient time available to devote to the affairs of the Company in order to carry out the responsibilities of a director.

A stockholder may recommend a director candidate to the Governance and Nominating Committee by delivering a written notice to our Secretary at our principal executive offices that includes the resume of the person being recommended and a statement in writing of the reasons why the person being recommended is well qualified. The Governance and Nominating Committee may request additional information as it deems reasonably required to determine the eligibility of the director candidate to serve as a member of our Board of Directors. The Governance and Nominating Committee will review, investigate and recommend to the Board whether it should accept or reject for election to the Board each candidate suggested by any stockholder of the Company. The Governance and Nominating Committee will evaluate the director candidate in the same manner and using the same criteria as used for any other director candidate. If the Governance and Nominating Committee determines that a stockholder-recommended candidate is suitable for membership on our Board of Directors, it will include the candidate in the pool of candidates to be considered for nomination upon the occurrence of the next vacancy on our Board of Directors or in connection with the next Annual Meeting of Stockholders. Stockholders who desire to recommend candidates for consideration by our Board of Directors in connection with the next Annual Meeting of Stockholders should submit their written recommendation no later than the last day of the fiscal year preceding the year of that meeting.

Executive Committee. The Executive Committee operates pursuant to a written charter that is available on our website under the Corporate Governance section at http://www.microsemi.com. The Executive Committee may act on behalf of the Board of Directors in such areas as specifically designated and authorized at a preceding meeting of the Board, or in areas requiring extraordinary or expeditious action when the entire Board cannot be convened, except with respect to actions specifically reserved to the Board itself or any actions that are specifically prohibited from being delegated to a Board committee by law, by our Bylaws or in resolutions adopted by the Board as then in effect. There were no meetings of the Executive Committee in fiscal year 2009.

Meetings and Attendance

During fiscal year 2009, our Board of Directors held a total of seventeen regularly scheduled or special meetings. While serving as a director in fiscal year 2009, no director attended less than 75% of the total number of meetings of the Board of Directors and of all committees on which the director served during the period that he served during fiscal 2009.

All of our directors but one attended our 2009 Annual Meeting of Stockholders. Our Board of Directors encourages each director to make every reasonable effort to attend our Annual Meeting of Stockholders.

Communicating with Directors

Stockholders may send communications to any director(s), our entire Board of Directors, or any committee of the Board of Directors via U.S. Mail at the following address: Microsemi Corporation, Attention: Chairman of the Board, 2381 Morse Avenue, Irvine, California 92614. All communications received will be opened by the Corporate Secretary or his designee for the sole purpose of determining whether the contents represent a message to our directors. The Corporate Secretary or his designee will forward copies of all correspondence that, in the opinion of the Corporate Secretary or his designee, deals with the functions of the Board of Directors or its committees or that he otherwise determines requires the attention of any member, group or committee of the Board of Directors.

DIRECTOR COMPENSATION

Director Compensation Table for Fiscal 2009

The following table presents information regarding the compensation paid during fiscal 2009 to members of our Board of Directors who are not also our employees (referred to as “Non-Employee Directors”). The compensation paid to Mr. Peterson, who is also employed by us, is presented below in the Summary Compensation Table and the related explanatory tables. Directors who are also officers or employees of the Company or its subsidiaries receive no additional compensation for their services as directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1) (2) (3)	Option Awards ($) (1) (2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Thomas R. Anderson	77,200	167,440	—	—	—	—	244,640
William E. Bendush	72,280	167,440	—	—	—	—	239,720
Paul F. Folino	55,840	167,440	—	—	—	—	223,280
William L. Healey	67,960	167,440	—	—	—	—	235,400
Dennis R. Leibel	112,200	233,660	—	—	—	—	345,860
Matthew E. Massengill	57,520	167,440	—	—	—	—	224,960

(1)	The amounts reported in the “Stock Awards” and “Option Awards” columns of the table above reflect the aggregate dollar amounts recognized for stock awards and option awards, respectively, for financial statement reporting purposes with respect to fiscal 2009 (disregarding any estimate of forfeitures related to service-based vesting conditions). No stock awards or option awards granted to Non-Employee Directors were forfeited during fiscal 2009. For a discussion of the assumptions and methodologies used to calculate the amounts referred to above, please see the discussion of stock awards and option awards contained in Note 9 (Stock Based Compensation and Employee Benefit Plans) to our Consolidated Financial Statements, included as part of our Annual Report for fiscal 2009 filed on Form 10-K and incorporated herein by reference.
(2)	The following table presents the number of shares subject to outstanding and unexercised option awards and the number of shares subject to unvested stock awards held by each of our Non-Employee Directors as of September 27, 2009.

Director	Number of Shares Subject to Outstanding Options as of 9/27/09	Number of Unvested Shares of Restricted Stock as of 9/27/09
Thomas R. Anderson	29,000	—
William E. Bendush	32,000	—
Paul F. Folino	12,000	—
William L. Healey	40,000	—
Dennis R. Leibel	123,500	—
Matthew E. Massengill	60,000	—

(3)	Pursuant to our Non-Employee Director compensation program described below, we granted each of our Non-Employee Directors 7,000 fully-vested shares of our common stock on September 29, 2008 (the first day of fiscal 2009). Each of these grants had a fair value of $167,440 on the grant date. We also granted Mr. Leibel as Chairman of the Board an additional 7,000 fully-vested shares of our common stock on February 19, 2009 in connection with our Annual Meeting of Stockholders. This grant had a fair value of $66,220 on the grant date. See footnote (1) for the assumptions used to value these awards.

Director Compensation Policy

The Chairman of the Board receives a $45,000 annual retainer, and each of our other non-employee directors receives a $25,000 annual retainer. In addition, the Chairman of the Board receives $2,700 for each Board meeting attended in person, and each of the other non-employee directors receives $1,800 for each Board meeting attended in person. For each committee meeting attended in person, the Audit Committee Chair receives $2,400, the Chairs of the Compensation Committee and Governance and Nominating Committee receive $1,800, and each of the members of these committees receives $1,200. Each of the Non-Employee Directors receives 60% of the in-person compensation described above for meetings attended by telephone. All directors are reimbursed for out-of-pocket and travel expenses. No additional compensation is paid for actions taken by the Board or any committee by written consent.

We grant each Non-Employee Director 7,000 shares of our common stock on the first business day of each fiscal year. Following the annual stockholders’ meeting and upon election as Chairman, we grant the Chairman of the Board 7,000 shares of our common stock. In addition, we grant each newly elected or appointed Non-Employee Director 14,000 shares of our common stock. Each of these grants is fully vested on the date of grant.

For a period of seven years after retirement from the Board of Directors, each Non-Employee Director who served on the Board for at least five years is entitled (a) to receive each quarter a cash payment equal to 50% of the quarterly retainer that the director was paid immediately prior to his or her retirement, and (b) to exercise his or her vested stock options granted to the director prior to retirement (subject to the earlier termination on the expiration date of the option), provided in each case that the director agrees to be available to provide up to 25 hours of consulting support per quarter. Pursuant to this retirement policy, we paid an aggregate amount of $73,975 to six former directors in fiscal 2009.

Director Stock Ownership Guidelines

Our Board of Directors has established stock ownership guidelines for our Directors. Each Director shall, by August 5, 2014 or within five years after first becoming a member of the Board, whichever occurs later, acquire and hold for the balance of time the Director serves on the Board, not fewer than 10,000 shares of common stock of the Company.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section describes the material elements of compensation awarded to, earned by or paid to the individuals who served as our principal executive officer or our principal financial officer during fiscal 2009, and our three other most highly compensated executive officers. These individuals are listed in the “Summary Compensation Table” below and are referred to as the “Named Executive Officers” in this proxy statement.

Our executive compensation programs are determined and approved by our Compensation Committee. None of the Named Executive Officers are members of the Compensation Committee or otherwise had any role in determining the compensation of other Named Executive Officers, although the Compensation Committee does consider the recommendations of our President and Chief Executive Officer in setting compensation levels for our other Named Executive Officers.

Executive Compensation Program Objectives and Overview

The Compensation Committee conducts an annual review of our executive compensation programs to help ensure that:

•	the program is designed to allow the Company to recruit and retain superior talent and to create a direct relationship between executive compensation and performance; and

•	the program provides compensation and benefit levels that create proper incentives to enhance the value of the Company and reward superior performance.

The Compensation Committee also reviews compensation levels to ensure they are reasonable after consideration of the executive compensation programs of similar companies. The Compensation Committee’s practice has been to retain independent compensation consultants to help identify appropriate peer group companies and to obtain and evaluate current executive compensation data for these companies. The Compensation Committee retained the consulting firm of F.W. Cook for these purposes. Based on the consultant’s recommendations, the Compensation Committee selected the following U.S.-based publicly traded semiconductor companies as our peer group companies for fiscal 2009: AVX Corporation, Conexant Systems, Inc., Cree, Inc., Cypress Semiconductor Corporation, Diodes, Inc., Emulex Corporation, Fairchild Semiconductor International, Inc., Integrated Device Technology, Inc., International Rectifier Corporation, Intersil Corporation, Micrel, Inc., Maxim Integrated Products, Inc., Mindspeed Technologies, Inc., National Semiconductor Corporation, ON Semiconductor Corporation, QLogic Corporation, RF Micro Devices, Inc., Semtech Corporation, Silicon Laboratories, Inc., Skyworks Solutions, Inc., TriQuint Semiconductor, Inc and Vishay Intertechnology, Inc. We reference and utilize peer group data as a component in measuring each element of our executive compensation program: base salary, annual incentive bonuses and long-term equity-based awards. These peer group companies were selected using the following objective criteria:

•	Semiconductor, semiconductor equipment and technology hardware & equipment companies.

•	Comparable pay models

•	Revenues and market capitalization generally ranging between one-third to three-times that of the Company.

Based on the objective criteria and the consultant’s recommendations, we modified the peer group in fiscal 2009 as compared to fiscal 2008 by adding Cree, Inc., Integrated Device Technology, Inc., International Rectifier Corporation, Maxim Integrated Products, Inc. and Mindspeed Technologies, Inc. and removing Linear Technology Corporation and Microchip Technology, Inc.

Our current executive compensation program is based on three components, which are designed to be consistent with our compensation philosophy: (1) base salary; (2) annual incentive bonuses; and (3) long-term equity awards, including stock options and restricted stock awards. We also provide our Named Executive Officers with certain perquisites and personal benefits and severance benefits if the executive’s employment terminates under certain circumstances.

In structuring executive compensation packages, the Compensation Committee considers how each component promotes retention and/or motivates performance by the executive. Base salaries, perquisites and personal benefits, and severance and other termination benefits are primarily intended to attract and retain highly qualified executives. These are the elements of our executive compensation program where the value of the benefit in any given year is not dependent on performance. We believe that in order to attract and retain top executives, we need to provide them with predictable compensation levels that reward their continued service. Annual incentive bonuses are primarily intended to motivate our Named Executive Officers to achieve specific strategies and operating objectives, although we believe they also help us to attract and retain top executives. Our long-term equity incentives are primarily intended to align Named Executive Officers’ long-term interests with stockholders’ long-term interests, although we believe they also play a role in helping us to attract and retain top executives. Annual bonuses and long-term equity awards are the elements of our executive compensation program that are designed to reward performance and thus the creation of stockholder value.

We believe the individual components of our executive compensation program combine together to create a total compensation package for each Named Executive Officer that achieves our compensation objectives and is comparable to our peer group companies identified above. The Compensation Committee believes that these levels are appropriate as the Company’s revenue, net income, earnings before interest, taxes depreciation and amortization (“EBITDA”), headcount, market capitalization, as well as one-, two- and three-year revenue growth, operating income growth and return on invested capital are within the median range of the peer companies. Because the Compensation Committee generally determines the target value of our current executive compensation program based on an assessment of the compensation paid by our peer group companies, we do not generally factor in amounts realized from prior compensation paid to the Named Executive Officers.

Current Executive Compensation Program Elements

Base Salaries

Salaries for our Named Executive Officers are reviewed by the Compensation Committee on an annual basis. In general, the Compensation Committee targets base salary levels comparable to similarly situated executives among our peer group companies identified in the annual review described above. In addition, the Compensation Committee recognizes, among other things, factors such as competitive environment, our financial performance, the executive’s experience level and scope of responsibility, and the overall need to retain the executive in light of current and future performance, future potential and the overall contribution of the executive to the Company. The Compensation Committee does not base its decisions on targeting base salaries to specific benchmarks against the peer group. Instead, the Compensation Committee refers to the peer group compensation data as background information regarding competitive pay levels. During the annual review conducted for fiscal 2009, the Compensation Committee did not adjust the base salaries of any Named Executive Officer.

The Company has not entered into employment agreements with any of the Named Executive Officers that provide for minimum levels of base salary. In setting specific salary levels for each Named Executive Officer and the Company’s other executive officers, the Compensation Committee assesses the executive’s past performance and expected future contributions to the Company, the executive’s salary and responsibilities relative to the other executive officers, the salaries of similarly situated executives with our peer companies and the overall competition within the high technology market for executive talent. The Compensation Committee believes that the base salary levels of the Named Executive Officers and the other executive officers generally are reasonable in view of competitive practices, the Company’s performance and the contribution of those officers to that performance.

Annual Incentive Bonuses

In March 2009, the Compensation Committee approved a program (the “bonus program”) that provided each of the Named Executive Officers with an incentive bonus opportunity that would be payable partly in cash and partly in the form of a restricted stock award. The amount of the cash bonus to be paid and the number of restricted shares to be awarded would be determined in general based on the Company’s achievement of an operating financial measure relative to a performance goal established by the Compensation Committee for the performance period. (The restricted stock component of the bonus program is discussed below under “Fiscal 2009 Long-Term Incentive Equity Awards.”) The Compensation Committee believes that performance-based compensation such as annual bonuses and long-term equity incentives play a significant role in aligning management’s interests with those of our stockholders. For this reason, these forms of compensation constitute a substantial portion of each of our Named Executive Officers’ compensation.

The bonus program was intended to satisfy the requirements of Section 162(m) of the Internal Revenue Code to help preserve the Company’s tax deduction for compensation paid under the program. In light of the requirements of Section 162(m), the Compensation Committee established a performance goal for the period from January 29, 2009 through September 27, 2009 (the “performance period”) and a maximum cash bonus amount that could be paid to each Named Executive Officer under the bonus program. The Compensation Committee set a threshold operating performance goal of $50.0 million and a maximum operating performance goal of $59.7 million for the performance period. Operating performance goals are measured against an operating financial measure which substantially consisted of operating income adjusted for transitional idle capacity, the impact of restructuring activities, the impact of purchase accounting and non-cash charges such as amortization of intangible assets and stock-based compensation.

No cash bonuses would be paid to the Named Executive Officers under the bonus program if the threshold operating performance goal identified above was not achieved. If the Company met or exceeded the maximum goal identified above, the Named Executive Officer would be eligible to receive a bonus of up to the maximum cash amount established by the Compensation Committee for that executive. If the Company’s operating performance for the period were between the threshold and maximum amounts, the maximum cash amount would be prorated based on the level achieved. In each case, the Compensation Committee retained the discretion to reduce the bonus amount payable to each Named Executive Officer based on its assessment of, among other things, factors such as the executive’s performance and achievement of other key non-financial and strategic business objectives within his area of responsibility during the fiscal year , the competitive environment, the overall need to retain the executive in light of current performance and the overall contribution of the executive to the Company. In addition, the Compensation Committee reviews annual incentive bonuses paid to similarly situated executives with our peer group companies indentified in the annual review described above. The Compensation Committee does not base its decisions on targeting annual incentive bonuses to specific benchmarks against the peer group. Instead, the Compensation Committee refers to the peer group compensation data merely as background information regarding competitive pay levels. In determining the maximum cash amount for each Named Executive Officer, the Compensation Committee concluded that a greater percentage of overall compensation should be at-risk for our President and Chief Executive Officer as he bears greater responsibility for the overall performance of the Company.

The maximum cash amounts under the bonus program for the Named Executive Officers and the actual amount of the cash bonus awarded to each executive are set forth in the table below. As permitted under Section 162(m), the Compensation Committee established the maximum cash amount intended to be paid under the bonus program. After the end of fiscal 2009, the Compensation Committee determined that the Company had exceeded the maximum operating performance goal and, accordingly, each Named Executive Officer was eligible to receive a bonus of up to the maximum cash amount established by the Compensation Committee for that executive.

Name	Maximum Cash Amount ($)	Cash Bonus Awarded ($)
James J. Peterson	1,200,000	—
Ralph Brandi	559,500	128,000
John W. Hohener	300,000	71,000
Steven G. Litchfield	290,600	30,000
John M. Holtrust	207,600	48,000

As reported in the Form 8-K filed by the Company with the SEC on January 29, 2009, Mr. Peterson agreed to forego his cash bonus award for fiscal 2009 and did not receive any cash payment under the bonus program. After considering management’s recommendation in light of cost realignment actions taken during fiscal 2009 and overall macroeconomic conditions, the Compensation Committee approved the final cash bonus awards for the other Named Executive Officers based on its subjective assessment, taking into account the factors identified above, of the general performance of the individual executive and the Company as a whole for the fiscal year.

Long-Term Incentive Equity Awards

Our policy is that the long-term compensation of our Named Executive Officers and other executive officers should be directly linked to the value provided to stockholders. Therefore, we have historically made annual grants of stock options and restricted stock awards to provide further incentives to our executives to increase stockholder value. The Compensation Committee believes that performance-based compensation such as long-term equity incentives play a significant role in aligning management’s interests with those of our stockholders. For this reason, these forms of compensation constitute a substantial portion of each of our Named Executive Officers’ compensation.

The Compensation Committee bases its award grants to executives each year on a number of factors, including:

•	the executive’s position with the Company and total compensation package;

•	the executive’s performance of his or her individual responsibilities;

•	the equity participation levels of comparable executives at comparable companies; and

•	the executive’s contribution to the success of the Company’s financial performance.

In addition, the size, frequency and type of long-term incentive grants may be determined on the basis of tax consequences of the grants to the individual executive and the Company, accounting impact and potential dilution effects.

The Company’s practice has been to make annual equity award grants at the beginning of each fiscal year. In setting the grant levels, the Compensation Committee considers the performance of the Company and the executive during the preceding fiscal year, and we determine that these grants are, at least in part, compensation for the executive’s services during the preceding fiscal year. As described above under “Annual Incentive Bonuses,” the Compensation Committee determined in March 2009 that equity awards granted to our Named Executive Officers in the beginning of fiscal 2010 would be determined under the bonus program adopted for fiscal 2009. The grant levels were determined based on the Company’s performance during fiscal 2009, and the grants were approved by the Compensation Committee immediately following the completion of the fiscal year.

Annual equity award grants are generally determined in the last Compensation Committee meeting of each fiscal year and are effective on or shortly after the first day of the new fiscal year. This meeting is scheduled near the beginning of each fiscal year and held in the latter part of September. Other than grants made in connection with the hiring or promotion of employees or other special circumstances, the Compensation Committee generally does not grant equity awards at any other time during the year. Awards related to the hiring or promotion of an individual are issued and priced commensurate with the effective day of each action and are approved by the Compensation Committee (or the Special Committee to Make Grants to Non-executive Employees, if applicable) commensurate with or in advance of such action. Each option is granted with a per-share exercise price equal to the fair market value of a share of our common stock on the grant date. For these purposes, and in accordance with the terms of our stock incentive plans and option grant practices, the fair market value is equal to the closing price of a share of our common stock on the applicable grant date.

While stock options have been granted in the past, the Company’s current practice is to primarily grant long-term incentive awards to Named Executive Officers in the form of shares of restricted stock. In general, the restricted stock vests over the two to three-year period following the date of grant. Thus, restricted shares are designed both to link executives’ interests with those of our stockholders as the shares’ value is based on the value of our common stock and to provide a long-term retention incentive for the vesting period as they generally have value regardless of stock price volatility.

Fiscal 2009 Long-Term Incentive Equity Awards. The Fiscal 2009 Long-Term Incentive Equity Awards were granted to the Named Executive Officers on September 29, 2008 (the beginning of fiscal 2009). A key consideration of the Compensation Committee’s determination of this award was the Company’s achievement of operating performance goals in fiscal 2008 and the Company’s performance compared to the performance of the Company’s peer group identified above. The Compensation Committee exercises its judgment to determine each executive’s equity-based awards based on the Compensation Committee’s subjective assessment of the Company’s performance and the contribution of the executive to that performance during the fiscal year, as well as the equity grant practices of our peer companies and the other factors identified above. In determining this award, the Compensation Committee concluded that a greater percentage of overall compensation should be at-risk for our President and Chief Executive Officer as he bears greater responsibility for the overall performance of the Company.

Fiscal 2010 Long-Term Incentive Equity Awards. As described above under “Annual Incentive Bonus,” the Compensation Committee approved a bonus program in March 2009 that provided for part of each Named Executive Officer’s fiscal 2009 bonus to be paid in the form of restricted stock. In March 2009, the Compensation Committee established a maximum restricted stock amount denominated in dollars for each executive participating in the bonus program, with the number of restricted shares awarded to the executive to be determined based on the Company’s achievement of its operating performance goal for the performance period under the bonus program and the closing price of the Company’s common stock on the last day of the performance period. In adopting the bonus program, the Compensation Committee believed that the restricted stock component of the program would provide additional incentives for the Named Executive Officers to achieve the financial goals established by the Compensation Committee for the performance period and continue to help create stockholder value as the value of the restricted shares awarded would depend on our stock price at the end of the performance period. In determining the maximum restricted stock amount for each Named Executive Officer, the Compensation Committee concluded that a greater percentage of overall compensation should be at-risk for our President and Chief Executive Officer as he bears greater responsibility for the overall performance of the Company.

As noted above under “Annual Incentive Bonuses,” the Compensation Committee determined that the Company’s achieved its operating performance goal established for the bonus program. Accordingly, the

Compensation Committee determined that each of the Named Executive Officers would be eligible to receive up to the number of restricted shares determined by dividing the executive’s maximum restricted stock amount by the per-share closing price of our common stock on the last trading day prior to September 27, 2009 (in this instance, September 25, 2009). Like the cash component of the bonus program, the restricted stock awards under the bonus program are intended to satisfy the requirements for deductibility under Section 162(m) of the Internal Revenue Code since they are only granted if the operating performance goal is achieved.

For each of the Named Executive Officers, the maximum restricted stock amount established under the bonus program for fiscal 2009, the maximum number of restricted shares eligible to be awarded based on the Company’s achievement of the maximum performance goal established for the bonus program, and the final number of shares awarded to the executive immediately following the end of fiscal 2009 are set forth in the table below.

Name	Maximum Restricted Stock Amount ($)	Closing Price on September 25, 2009 ($)	Maximum Number of Restricted Shares Eligible to be Awarded	Final Number of Restricted Shares Awarded
James J. Peterson	5,000,000	15.41	324,265	120,000
Ralph Brandi	2,000,000	15.41	129,786	100,000
John W. Hohener	1,400,000	15.41	90,850	60,000
Steven G. Litchfield	1,200,000	15.41	77,872	40,000
John M. Holtrust	1,200,000	15.41	77,872	40,000

After considering management’s recommendation in light of cost realignment actions taken during fiscal 2009 and overall macroeconomic conditions, the Compensation Committee approved the final number of restricted shares to be subject to the grant for each executive based on its subjective assessment, taking into account the factors identified above, of the general performance of the individual executive and the Company as a whole for the fiscal year.

Perquisites and Personal Benefits

The Company provides certain perquisites and personal benefits to the Named Executive Officers. Perquisites provided to one or more Named Executive Officers include an automobile allowance and Company-paid premiums for life insurance coverage, disability insurance coverage and health insurance coverage under the Company’s executive health plan. The Company believes that perquisites and personal benefits are often a tax-advantaged way to provide the Named Executive Officers with additional annual compensation that supplements their other compensation opportunities, and therefore treat perquisites as another component of annual compensation that is merely paid in a different form. The perquisites and personal benefits provided to each Named Executive Officer in fiscal 2009 are reported in the Summary Compensation Table below, and are explained in more detail in the footnotes thereto.

Severance and Other Benefits Upon Termination of Employment

We provide each of our Named Executive Officers with severance benefits under individual retention agreements upon certain terminations of their employment in connection with a change in control of the Company. We provide these benefits because we believe that the occurrence, or potential occurrence, of a change in control transaction will create uncertainty regarding the continued employment of our Named Executive Officers and other executive officers as many change in control transactions result in significant organizational changes, particularly at the senior executive level. In order to encourage our executive officers to remain employed with the Company during an important time when their prospects for continued employment following the transaction may be uncertain, we provide these officers with severance benefits if their employment is actually or constructively terminated by us without cause in connection with a change in control. The severance benefits for the Named Executive Officers are generally determined as if they continued to remain employed for one to two years following their actual termination date, depending on the length of their service with the Company.

We believe that our executive officers should receive these severance benefits if their employment is constructively terminated in connection with a change in control (i.e., by a material reduction in the executive’s compensation or duties). Because we believe that constructive terminations in connection with a change in control are conceptually the same as actual terminations, these retention agreements provide that the executive may terminate employment in connection with a change in control under circumstances that we believe would constitute a constructive termination of the Named Executive Officer’s employment.

In addition, the retention agreement we entered into with Mr. Hohener in November 2008 provides for him to receive severance benefits if his employment is terminated by the Company without cause or by him for good reason prior to a change in control. Based on our review of similarly situated executives, we determined that it is appropriate to provide Mr. Hohener with severance benefits under these circumstances in light of his position with the Company and as part of his overall compensation package. The severance benefits for Mr. Hohener are generally determined as if he continued to remain employed by the Company for one year following his actual termination date.

As described below under “Grants of Plan-Based Awards,” outstanding options and other equity-based awards granted under our stock incentive plan, including those awards held by our Named Executive Officers, will generally accelerate on a change in control of the Company unless they are assumed by the successor entity. Although this vesting will occur whether or not a Named Executive Officer’s employment terminates, we believe it is appropriate to fully vest equity awards in these change in control situations when the awards are not assumed and allow the award-holder to benefit from any gain under the award at the time of the transaction.

In the case of Mr. Peterson, as part of his change in control severance benefits, he would be reimbursed for the full amount of any excise taxes imposed on his severance payments and any other payments under Section 4999 of the Internal Revenue Code. We provide Mr. Peterson with a “gross-up” for any parachute payment excise taxes that may be imposed because we determined the appropriate level of change in control severance protections for him without factoring in the adverse effects that may result from imposition of these excise taxes. The excise tax gross-up is intended to make him whole for any adverse tax consequences he may become subject to under Section 4999 of the Internal Revenue Code, and to preserve the level of change in control severance protections that we have determined to be appropriate when we originally entered into this agreement with him in January 2001. When our Compensation Committee decided in 2004 to provide change of control severance benefits to the other Named Executive Officers, the Compensation Committee decided not to include these tax gross-up provisions in their agreements.

Amendments to Benefit Plans in Fiscal 2009

During the first quarter of fiscal 2009, we amended each of the retention agreements with our Named Executive Officers and certain other equity award agreements that included deferred compensation arrangements to comply with the IRS’s deferred compensation rules under Section 409A of the Internal Revenue Code. These amendments did not increase the intended benefits to participants under these agreements.

Compensation of our President and Chief Executive Officer

In determining overall compensation for our President and Chief Executive Officer, the Compensation Committee concluded that a greater percentage of overall compensation should be at-risk as he bears greater responsibility for the overall performance of the Company. As noted above, the Compensation Committee generally approves annual equity awards at the beginning of each fiscal year, with the Compensation Committee’s assessment of performance for the recently-completed fiscal year being an important factor in its determination of the appropriate grant levels. That is, the annual equity awards approved at the beginning of fiscal 2009 took into account the Compensation Committee’s assessment of fiscal 2008 performance and the annual equity awards that were approved at the beginning of fiscal 2010 took into account the Compensation Committee’s assessment of fiscal 2009 performance. The terms and conditions of equity awards approved in the beginning of fiscal 2009 and fiscal 2008 were materially consistent. However, under applicable SEC rules, the Grants of Plan-Based Awards table included later in this Proxy Statement presents information regarding awards granted at the beginning of fiscal 2009 (even though the Compensation Committee took fiscal 2008 performance into account for these awards) and the Summary Compensation Table presented later in this Proxy Statement includes information as to the aggregate expense for all equity awards recognized on our financial statements with respect to awards previously granted to each Named Executive Officer (not just the awards granted in or for a particular year).

When compensation is viewed with reference to the grant date fair value of our equity awards actually granted based on performance for the year in question, Mr. Peterson’s total direct compensation for fiscal 2009 was substantially lower than his total direct compensation for fiscal 2008. For this section, the term “total direct compensation” means the aggregate amount for the fiscal year of Mr. Peterson’s (a) base salary; (b) annual cash incentive bonus, and; (c) the grant date fair value of equity awards granted (even though the actual grant date of the awards occurred early in the fiscal year following the fiscal year that performance was measured).

As reflected and discussed in additional detail above, this decrease in total direct compensation is largely attributable to the fact that Mr. Peterson agreed to forego his cash bonus award for fiscal 2009 and the reduced grant date fair value of his equity award granted early in fiscal 2010 with respect to fiscal 2009 performance. Since Mr. Peterson’s total direct compensation was significantly reduced for fiscal 2009, we believe it is important to highlight these differences so that they may be considered in connection with our Summary Compensation Table presented below. The following table presents Mr. Peterson’s total direct compensation for each of fiscal 2009 and fiscal 2008:

Fiscal Year	Base Salary ($)	Annual Cash Incentive Bonus ($)	Grant Date Fair Value of Equity Awards ($) (1)	Total Direct Compensation ($)
2009	600,000	—	1,894,800	2,494,800
2008	599,519	1,000,000	4,736,160	6,335,679

(1)	Mr. Peterson was awarded 120,000 shares of restricted stock on September 30, 2009 (the beginning of fiscal 2010) with respect to fiscal 2009 performance. The last trading price of a share of our common stock on NASDAQ on the date of grant of this award was $15.79 and the grant date fair value was $1,894,800. Mr. Peterson was awarded 198,000 shares of restricted stock on September 29, 2008 (the beginning of fiscal 2009) with respect to fiscal 2008 performance. The last trading price of a share of our common stock on NASDAQ on the date of grant of this award was $23.92 and the grant date fair value was $4,736,160. The amounts reported in the “Grant Date Fair Value of Equity Awards” reflect the fair value of these awards on the grant date as determined under the principles used to calculate the value of equity awards for purposes of the Company’s financial statements. For a discussion of the assumptions and methodologies used to value the awards reported in this column, please see footnote (1) to the Summary Compensation Table below. Note that no value attributable to stock options is included as Mr. Peterson was not granted a new stock option award with respect to fiscal 2009 or fiscal 2008 performance.

Policy with Respect to Section 162(m)

Section 162(m) of the Internal Revenue Code generally disallows public companies a tax deduction for compensation in excess of $1,000,000 paid to their chief executive officers and the three other most highly compensated Named Executive Officers employed a the end of the year (other than the Chief Financial Officer) unless certain performance and other requirements are met. Our intent is generally to design and administer executive compensation programs in a manner that will eliminate the impact of Section 162(m). However, we reserve the right to design programs that recognize a full range of performance criteria important to our success, even where the compensation paid under such programs may not be deductible. We believe that the performance-based components of our current executive compensation program (including the cash bonuses and restricted share awards granted to our Named Executive Officers as described above under “Fiscal 2010 Long-Term Incentive Equity Awards”) satisfy the requirements for exemption from the $1,000,000 deduction limitation. The Compensation Committee will continue to monitor the tax and other consequences of our executive compensation program as part of its primary objective of ensuring that compensation paid to our executive officers is reasonable and consistent with the goals of Microsemi and its stockholders.

The following report of our Compensation Committee shall not be deemed soliciting material or to be filed with the Securities and Exchange Commission or subject to Regulation 14A or 14C under the Securities Exchange Act or to the liabilities of Section 18 of the Securities Exchange Act, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act or the Securities Exchange Act, except to the extent we specifically request that it be treated as soliciting material or specifically incorporate it by reference into a filing under the Securities Act or the Securities Exchange Act.

Report of the Compensation Committee

The Compensation Committee has certain duties and powers as described in its charter. The Compensation Committee is currently composed of the four non-employee directors named at the end of this report, each of whom is independent as defined by the NASDAQ listing standards.

The Compensation Committee has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis section of this proxy statement. Based upon this review and discussion, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis section be included in this proxy statement to be filed with the Securities and Exchange Commission.

COMPENSATION COMMITTEE

Dennis R. Leibel (Chairman)

Paul F. Folino

William L. Healey

Matthew E. Massengill

Compensation Committee Interlocks and Insider Participation

The Compensation Committee members whose names appear on the Compensation Committee Report above were committee members during all of fiscal 2009. No member of the Compensation Committee is or has been an executive officer of the Company or had any relationships requiring disclosure by the Company under rules of the Securities and Exchange Commission requiring disclosure of certain relationships and related person transactions. None of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director or member of the Compensation Committee during the fiscal year ended September 27, 2009.

Summary Compensation Table—Fiscal Years 2007 through 2009

The following table shows the compensation paid to or earned by our Named Executive Officers during the fiscal years 2007 through 2009.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (3)	Total ($)
James J. Peterson	2009	600,000	—	3,226,502	363,721	—	—	48,265	4,238,488
President and Chief Executive Officer	2008	599,519	1,000,000	1,651,882	363,724	—	—	58,885	3,674,010
	2007	556,832	600,000	—	363,218	—	—	53,130	1,573,180

John W. Hohener	2009	300,000	—	869,757	444,095	71,000	—	43,302	1,728,154
Vice President, Chief Financial Officer, Secretary and Treasurer	2008	263,654	300,000	471,966	448,407	—	—	49,454	1,533,481

Ralph Brandi	2009	399,640	—	1,723,529	242,748	128,000	—	46,404	2,540,051
Executive Vice President, Chief Operating Officer	2008	388,672	500,000	1,045,193	242,480	—	—	87,927	2,264,272
	2007	378,649	300,000	520,437	242,146	—	—	55,845	1,254,931

John M. Holtrust	2009	259,500	—	458,753	109,116	48,000	—	51,527	926,896
Senior Vice President of Human Resources	2008	250,548	200,000	220,257	109,117	—	—	42,866	822,788

Steven G. Litchfield	2009	290,640	—	648,562	226,435	30,000	—	50,370	1,246,007
Executive Vice President, Chief Strategy Officer	2008	280,614	250,000	314,650	252,981	—	—	66,504	1,164,749
	2007	263,271	160,000	—	42,112	—	—	60,045	525,428

(1)	The amounts reported in the “Stock Awards” and “Option Awards” columns of the table above reflect the aggregate dollar amounts recognized for stock awards and option awards, respectively, for financial statement reporting purposes with respect to fiscal 2009, fiscal 2008 and fiscal 2007 (disregarding any estimate of forfeitures related to service-based vesting conditions). No stock awards or option awards granted to Named Executive Officers were forfeited during fiscal 2009, fiscal 2008 or fiscal 2007. For a discussion of the assumptions and methodologies used to value the awards reported in table above, please see the discussion of stock awards and option awards contained in Note 9 (Stock Based Compensation and Employee Benefit Plans) to the Company’s Consolidated Financial Statements, included as part of the Company’s Annual Report for fiscal 2009 filed on Form 10-K with the SEC and incorporated herein by reference. For information about the stock awards and option awards granted to our Named Executive Officers for fiscal 2009, please see the discussion under “Grants of Plan-Based Awards” below.
(2)	For a description of our bonus program for fiscal 2009, please see the discussion in the “Compensation Discussion and Analysis” above.
(3)	The amounts reported in the “All Other Compensation” column of the table above consists of the Company’s contributions to the Named Executive Officers’ accounts under its 401(k) plan, auto allowance and payments of premiums under the Company’s life, disability and health insurance policies for each of these executives. The Company is not the beneficiary of the life insurance policies, and the premiums that the Company pays are taxable as income to the applicable executive officer. This insurance is not split-dollar life insurance. The fiscal 2009 payments made to or on behalf of each of the Named Executive Officers were as follows:

Name	Health and Disability Insurance Premiums ($)	Auto Allowance ($)	401(k) Plan Contribution ($)	Term Life Insurance Premiums ($)
James J. Peterson	20,093	12,000	9,452	6,720
John W. Hohener	20,691	11,004	4,887	6,720
Ralph Brandi	21,307	11,004	7,372	6,720
John M. Holtrust	27,940	11,004	5,863	6,720
Steven G. Litchfield	23,800	11,004	8,847	6,720

Compensation of Named Executive Officers

The Summary Compensation Table above quantifies the value of the different forms of compensation earned by or awarded to our Named Executive Officers in fiscal 2009. The primary elements of each Named Executive Officer’s total compensation reported in the table are base salary, non-equity incentives or a bonus, and long-term equity incentives consisting of stock options and restricted stock awards. Named Executive Officers also earned the other benefits listed in the “All Other Compensation” column of the Summary Compensation Table, as further described in footnote 3 to the table. As noted above, the Company does not have employment agreements with any of the Named Executive Officers that provides for minimum levels of base salary.

The Summary Compensation Table should be read in conjunction with the tables and narrative descriptions that follow. The Grants of Plan-Based Awards table, and the accompanying description of the material terms of the restricted stock awards granted during fiscal 2009, provides information regarding the long-term equity incentives awarded to our Named Executive Officers. The Outstanding Equity Awards at Fiscal Year End and Option Exercises and Stock Vested tables provide further information on the Named Executive Officers’ potential realizable value and actual value realized with respect to their equity awards.

Grants of Plan-Based Awards—Fiscal 2009

The following table provides information about grants of plan-based cash and equity awards during fiscal year 2009 to the Named Executive Officers. Each of the equity-based awards was granted under our 2008 Performance Incentive Plan (the “2008 Plan”).

	Grant Date	Estimated Potential Payouts Under Non-Equity Incentive Plan Awards			Estimated Potential Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (1)
Name		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
James J. Peterson	9/29/08	—	—	—	—	—	—	198,000	—	—	4,736,160
	3/26/09	—	—	1,200,000	—	—	—	—	—	—	—
John W. Hohener	9/29/08	—	—	—	—	—	—	50,000	—	—	1,196,000
	3/26/09	—	—	300,000	—	—	—	—	—	—	—
Ralph Brandi	9/29/08	—	—	—	—	—	—	100,000	—	—	2,392,000
	3/26/09	—	—	559,500	—	—	—	—	—	—	—
John M. Holtrust	9/29/08	—	—	—	—	—	—	30,000	—	—	717,600
	3/26/09	—	—	207,600	—	—	—	—	—	—	—
Steven G. Litchfield	9/29/08	—	—	—	—	—	—	42,000	—	—	1,004,640
	3/26/09	—	—	290,600	—	—	—	—	—	—	—

(1)	The amounts reported in the “Grant Date Fair Value of Stock and Option Awards” column reflect the fair value of these awards on the grant date as determined under the principles used to calculate the value of equity awards for purposes of the Company’s financial statements. For a discussion of the assumptions and methodologies used to value the awards reported in this column, please see footnote (1) to the Summary Compensation Table.

Description of Plan-Based Awards

The “non-equity incentive plan” awards and the “equity incentive plan” awards reflected in the Grants of Plan-Based Awards Table were granted under our bonus program for fiscal 2009. The terms of this program are described in the “Compensation Discussion and Analysis” above.

Each of the equity-based awards reported in the Grants of Plan-Based Awards Table was granted under, and is subject to, the terms of the 2008 Plan. The 2008 Plan is administered by the Compensation Committee. The Compensation Committee has authority to interpret the plan provisions and make all required determinations under the plan. This authority includes making required proportionate adjustments to outstanding awards upon the occurrence of certain corporate events such as reorganizations, mergers and stock splits, and making provision to ensure that any tax withholding obligations incurred in respect of awards are satisfied. Awards granted under the plan are generally only transferable to a beneficiary of a Named Executive Officer upon his death. However, the Compensation Committee may establish procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable securities laws and, with limited exceptions set forth in the plan document, are not made for value.

Under the terms of awards granted under the 2008 Plan, if there is a change in control of the Company, outstanding awards granted under the plan (including awards held by our Named Executive Officers) will generally terminate unless the Compensation Committee provides for the substitution, assumption, exchange or other continuation of the outstanding awards. The Compensation Committee has discretion to provide for outstanding awards to become vested and/or to be canceled in exchange for the right to receive a cash payment in connection with the change in control transaction.

The restricted stock awards granted to our Named Executive Officers during fiscal 2009 generally vest in equal amounts over a three year period, except that the awards granted to Mr. Brandi vest over a two-year period. Prior to the time the shares become vested, the executive generally does not have the right to dispose of the restricted shares, but does have the right to vote and receive dividends (if any) paid by the Company in respect of the restricted shares.

Outstanding Equity Awards at Fiscal Year-End—Fiscal 2009

The following table presents information regarding the outstanding equity awards held by each of the Named Executive Officers as of September 27, 2009, including the vesting dates for the portions of these awards that had not vested as of that date.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
James J. Peterson	50,000	—		—	15.47	12/20/2011	—		—	—	—
	69,000	—		—	11.36	08/18/2014	—		—	—	—
	257,900	—		—	13.72	09/26/2014	—		—	—	—
	500,000	—		—	25.27	09/26/2015	—		—	—	—
	100,000	50,000	(2)	—	18.97	10/02/2012	—		—	—	—
	—	—		—	—	—	125,000	(5)	1,926,250	—	—
	—	—		—	—	—	198,000	(6)	3,051,180	—	—
John W. Hohener	52,500	17,500	(3)	—	30.50	01/13/2012	—		—	—	—
	45,000	25,000	(2)	—	18.97	10/02/2012	—		—	—	—
	—	—		—	—	—	33,333	(7)	513,662	—	—
	—	—		—	—	—	50,000	(8)	770,500	—	—
Ralph Brandi	32,200	—		—	15,47	12/20/2011	—		—	—	—
	2,049	—		—	11.36	08/18/2014	—		—	—	—
	130,000	—		—	13.72	09/26/2014	—		—	—	—
	250,000	—		—	25.27	09/26/2015	—		—	—	—
	66,667	33,333	(2)	—	18.97	10/02/2012	—		—	—	—
	—	—		—	—	—	100,000	(9)	1,541,000	—	—
John M. Holtrust	14,000	—		—	3.12	11/26/2012	—		—	—	—
	34,769	—		—	7.06	06/17/2013	—		—	—	—
	5,000	—		—	11.36	08/18/2014	—		—	—	—
	40,000	—		—	13.72	09/26/2014	—		—	—	—
	35,000	—		—	16.17	03/28/2015	—		—	—	—
	110,000	—		—	25.27	09/26/2015	—		—	—	—
	30,000	15,000	(2)	—	18.97	10/02/2012	—		—	—	—
	—	—		—	—	—	15,556	(10)	239,718	—	—
	—	—		—	—	—	30,000	(8)	462,300	—	—
Steven G. Litchfield	2,130	—		—	9.57	10/20/2013	—		—	—	—
	50,000	—		—	13.72	09/26/2014	—		—	—	—
	35,000	—		—	16.17	03/28/2015	—		—	—	—
	170,000	—		—	25.27	09/26/2015	—		—	—	—
	50,000	25,000	(2)	—	18.97	10/02/2012	—		—	—	—
	16,667	8,333	(4)	—	18.77	01/12/2013	—		—	—	—
	—	—		—	—	—	22,222	(11)	342,441	—	—
	—	—		—	—	—	42,000	(8)	647,220	—	—

(1)	The dollar amounts shown in this column are determined by multiplying (x) the number of unvested shares or units subject to the award by (y) $15.41 (the closing price of a share of our common stock on September 25, 2009, the last trading day of fiscal 2009).
(2)	The unvested portions of these grants vested on October 2, 2009.
(3)	The unvested portion of this grant is scheduled to vest on January 13, 2010.
(4)	The unvested portion of this grant is scheduled to vest on January 12, 2010.
(5)	Pursuant to Mr. Peterson’s agreement with the Company dated January 28, 2009, the unvested portion of this grant is scheduled to vest in installments of 50,000 shares on October 1, 2010 and 75,000 shares on October 1, 2011.

(6)	Pursuant to Mr. Peterson’s agreement with the Company dated January 28, 2009, the unvested portion of this grant is scheduled to vest in equal installments on September 29, 2010, September 29, 2011 and September 29, 2012.
(7)	The unvested portion of this grant is scheduled to vest in installments of 16,666 shares on October 1, 2009 and 16,667 shares on October 1, 2010.
(8)	The unvested portions of these grants are scheduled to vest in equal installments on September 29, 2009, September 29, 2010 and September 29, 2011.
(9)	The unvested portion of this grant is scheduled to vest in installments of 25,000 shares on September 29, 2009 and 75,000 shares on September 29, 2010.
(10)	The unvested portion of this grant is scheduled to vest in installments of 7,778 shares on October 1, 2009 and 7,778 shares on October 1, 2010.
(11)	The unvested portion of this grant is scheduled to vest in installments of 11,111 shares on October 1, 2009 and 11,111 shares on October 1, 2010.

Option Exercises and Stock Vested—Fiscal 2009

The following table presents information regarding the exercise of stock options by the Named Executive Officers during fiscal 2009, and on the vesting during fiscal 2009 of other stock awards previously granted to the Named Executive Officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
James J. Peterson	—	—	50,000	1,244,795
John W. Hohener	—	—	16,667	414,940
Ralph Brandi	—	—	100,000	1,217,400
John M. Holtrust	2,000	31,890	7,778	193,640
Steven G. Litchfield	—	—	11,112	276,643

(1)	The dollar amounts shown in this column for option awards are determined by multiplying (i) the number of shares of our common stock to which the exercise of the option related, by (ii) the difference between the per-share price obtained from the sale of our common stock acquired from the exercise and the per-share exercise price of the options.
(2)	The dollar amounts shown in this column for stock awards are determined by multiplying the number of shares that vested by the per-share closing price of our common stock on the vesting date.

Potential Payments upon Termination or Change in Control

The following section describes the benefits that may become payable to the Named Executive Officers in connection with certain terminations of their employment pursuant to the terms of their respective retention agreements with the Company. In addition to the benefits described below, outstanding equity-based awards held by our Named Executive Officers may also be subject to accelerated vesting in connection with a change in control of the Company under the terms of our 2008 Plan as noted under “Grants of Plan-Based Awards” above.

In the event that a Named Executive Officer’s employment is terminated by the Company without cause or by the executive for good reason at any time following a change of control, the executive would be entitled to severance benefits based on the “Severance Multiplier” provided in that executive’s agreement. (For these purposes, the terms “cause,” “good reason” and “change of control” are each defined in the applicable agreement.) For Messrs. Peterson, Hohener and Brandi, the Severance Multiplier is two, and for Messrs. Holtrust and Litchfield, the Severance Multiplier is one. In each case, the executive would be entitled to the following benefits: (1) a lump sum cash payment equal to the Severance Multiplier times the sum of (a) the executive’s base salary as of the date of termination, plus (b) the highest annual bonus the executive received in any of the three years preceding the year of termination; (2) continued payment by the Company for the number of years represented by the Severance Multiplier of the premiums for medical, dental and vision coverage for the executive and his eligible dependants, the premiums for the executive’s life insurance coverage, and the executive’s car allowance; (3) a cash payment equal to the value of the executive’s unvested benefits under the Company’s tax-qualified retirement plans; and (4) full acceleration of the executive’s then outstanding and unvested equity-based awards, with the executive’s options to remain exercisable for the number of years represented by the Severance Multiplier (subject to earlier termination on the option’s expiration date). The agreement with Mr. Peterson also provides if the benefits payable to the executive in connection with a change in control would be subject to the excise tax imposed under Sections 280G and 4999 of the U.S. Internal Revenue Code of 1986, the Company will make a gross-up payment to the executive so that the net amount of such payment (after taxes) he receives is sufficient to pay the excise tax due.

In addition, the agreement with Mr. Hohener provides that if his employment is terminated by the Company without cause or by Mr. Hohener for good reason at any time prior to a change in control of the Company, Mr. Hohener would be entitled to the severance benefits described above, except that the Severance Multiplier used to determine the benefits in each case would be one.

In each case, the executive’s right to receive severance benefits under his retention agreement is subject to his executing and delivering a release of claims in favor of the Company. In addition, each of the retention agreements provides that following a termination of employment under the circumstances described above, the executive will not solicit the Company’s employees or engage in a business that competes with the Company for the number of years following termination of employment represented by the applicable Severance Multiplier (or, in the case of Mr. Peterson, for a period of between 12 and 18 months following termination).

The Company amended and restated Mr. Peterson’s employment agreement on March 19, 2009 to eliminate his right to receive severance benefits if he terminates his employment without good reason or if he is terminated with cause after a change of control. All changes in the amended and restated agreement had the effect of either reducing or potentially reducing Mr. Peterson’s benefits under his original employment agreement, and the excise tax gross-up provision as contained in his original employment agreement was in no way modified or amended in the March 19, 2009 agreement.

Estimated Severance Benefits

As prescribed by disclosure rules of the Securities and Exchange Commission, in calculating the amount of any potential payments to the Named Executive Officers under the arrangements described above, we have assumed that the applicable triggering event (i.e., termination of employment and/or change in control of the Company) occurred on September 27, 2009 and that the price per share of our common stock is equal to the closing price on that date.

Termination Without Cause or for Good Reason after Change of Control. The following chart presents our estimate of the amount of the benefits to which each of the Named Executive Officers would have been entitled had his employment terminated on September 27, 2009 pursuant to a termination by the Company without cause or by the executive for good reason following a change in control of the Company:

Name	Cash Severance ($)	Continuation of Benefits ($) (1)	Equity Acceleration ($) (2)	Excise Tax Gross-Up ($) (3)	Total ($)
James J. Peterson	3,200,000	96,530	4,977,430	4,615,813	12,889,773
John W. Hohener	1,200,000	86,604	1,284,162	—	2,570,766
Ralph Brandi	1,799,280	92,808	1,541,000	—	3,433,088
John M. Holtrust	459,500	51,527	702,018	—	1,213,045
Steven G. Litchfield	540,640	50,370	989,661	—	1,580,671

(1)

This column includes the Company’s cost to provide continued medical, dental, vision, disability and life insurance for the executive and the executive’s car allowance through the applicable severance period. As described above, the severance period is two years in the case of Messrs. Peterson, Hohener and Brandi and one year in the case of Messrs. Holtrust and Litchfield. (The account of each of our Named Executive Officers with severance benefits under our 401(k) plan was fully vested as of September 27, 2009.)
(2)	This column reports the intrinsic value of the unvested portions of each executive’s awards that would accelerate in these circumstances. For options, this value is calculated by multiplying the amount (if any) by which the closing price of our common stock on the last trading day of the fiscal year exceeds the exercise price of the option by the number of shares subject to the accelerated portion of the option. For restricted stock awards, this value is calculated by multiplying the closing price of our common stock on the last trading day of the fiscal year by the number of shares subject to the accelerated portion of the award.
(3)	As described above, if the benefits payable to Mr. Peterson in connection with a change in control would be subject to the excise tax imposed under Sections 280G and 4999 of the U.S. Internal Revenue Code of 1986, we will make an additional payment to the executive so that the net amount of such payment (after taxes) he receives is sufficient to pay the excise tax due. For purposes of calculating the amount of this payment, we have assumed that the executive’s outstanding equity awards would be accelerated and terminated in exchange for a cash payment upon the change in control. The value of this acceleration (and thus the amount of the additional payment) would be slightly higher if the accelerated awards were assumed by the acquiring company rather than terminated upon the transaction.

Termination Without Cause or for Good Reason prior to Change of Control. The following chart presents our estimate of the amount of the benefits to which each of the Named Executive Officers would have been entitled had his employment terminated on September 27, 2009 pursuant to a termination by the Company without cause or by the executive for good reason following a change in control of the Company:

Name	Cash Severance	Continuation of Benefits (1)	Equity Acceleration (2)	Total
James J. Peterson	—	—	—	—
John W. Hohener	600,000	43,302	1,284,162	1,927,464
Ralph Brandi	—	—	—	—
John M. Holtrust	—	—	—	—
Steven G. Litchfield	—	—	—	—

(1)	See footnote (1) to the table above.
(2)	See footnote (2) to the table above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and persons who own beneficially more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the NASDAQ Stock Market. The Securities and Exchange Commission has established specific due dates for these reports, and we must disclose in this proxy statement any late filings during fiscal 2009. To our knowledge, based solely on our review of the copies of Section 16(a) forms required to be furnished to us with respect to fiscal 2009 and any written representations that no other reports were required, all of these reports were timely filed during fiscal 2009.

EQUITY COMPENSATION PLAN INFORMATION

We currently maintain one equity compensation plan: the 2008 Plan, which has been approved by our stockholders. The following table sets forth for the 2008 Plan the number of shares of common stock subject to outstanding options, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of September 27, 2009.

Plan category	Number of shares of Common Stock to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of shares of Common Stock remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column)
Equity compensation plans approved by stockholders	10,662,986	$20.48	2,762,685	(1)
Equity compensation plans not approved by stockholders	N/A	N/A	N/A
Total	10,662,986	$20.48	2,762,685

(1)	All of these shares are available for future issuance under the 2008 Plan. The shares available for awards under the 2008 Plan are, subject to certain other limits under the plan, generally available for any type of award authorized under the 2008 Plan, including stock options, stock appreciation rights, restricted stock awards, stock bonuses and other stock-based awards. The 2008 Plan includes a formula for automatic increases in the number of securities available for issuance under the plan on the first day of each fiscal year. The amount reported in the table above does not include the 2,442,385 shares that automatically became available for award grant purposes under the 2008 Plan on September 28, 2009, the first day of fiscal 2010.

AUDIT MATTERS

Independent Registered Public Accounting Firm

PricewaterhouseCoopers LLP, our independent registered public accounting firm for the fiscal year ended September 27, 2009, has been selected by our Audit Committee to serve in that same capacity for the current fiscal year.

A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting of Stockholders with the opportunity to make a statement if he or she so desires and to be available to respond to appropriate questions.

Audit and Non-Audit Fees

We were billed an aggregate of $2,531,964 and $2,694,369 by PricewaterhouseCoopers LLP for professional services in fiscal 2009 and fiscal 2008, respectively. The table below sets forth the components of these aggregate amounts.

	Amount Billed
Description of Professional Services	Fiscal 2009	Fiscal 2008
Audit Fees—professional services rendered for the audit of our annual financial statements in our Forms 10-K, the reviews of the quarterly financial statements in our Forms 10-Q, and Sarbanes-Oxley testing	$1,811,354	$2,008,301
Audit-Related Fees—assurance and related services reasonably related to the performance of the audit or review of our financial statements	—	—
Tax Fees—professional services rendered for tax compliance, tax advice and tax planning (1)	$720,610	$686,068
All Other Fees	—	—

Total Fees	$2,531,964	$2,694,369

(1)	Tax services in fiscal 2009 and fiscal 2008 included preparation of federal and state income tax returns, work concerning research and development tax credits and tax planning.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy regarding the pre-approval of audit and non-audit services to be provided by our independent registered public accounting firm. The policy requires that PricewaterhouseCoopers LLP seek pre-approval by the Audit Committee of all audit and permissible non-audit services by providing a description of the services to be performed and specific fee estimates for each such service. One-hundred percent (100%) of the Audit-Related Fees and Tax Fees billed by PricewaterhouseCoopers during fiscal 2009 and fiscal 2008 were approved by the Audit Committee pursuant to regulations of the Securities and Exchange Commission.

AUDIT COMMITTEE REPORT

The following is the report of our Audit Committee with respect to our audited financial statements for the fiscal year ended September 27, 2009. This report shall not be deemed soliciting material or to be filed with the Securities and Exchange Commission or subject to Regulation 14A or 14C under the Securities Exchange Act or to the liabilities of Section 18 of the Securities Exchange Act, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act or the Securities Exchange Act, except to the extent we specifically request that it be treated as soliciting material or specifically incorporate it by reference into a filing under the Securities Act or the Securities Exchange Act.

Report of the Audit Committee

As members of the Audit Committee, we are responsible for oversight of all aspects of the Company’s financial reporting, internal control and audit functions. We carry out those responsibilities in accordance with the guidelines set forth in our Audit Committee Charter, which is available on our website under the Corporate Governance section at http://www.microsemi.com. The Audit Committee is solely responsible for engaging the independent registered public accounting firm on behalf of the Company to provide any audit and non-audit services. We have approved an engagement agreement with PricewaterhouseCoopers LLP, the independent registered public accounting firm. The engagement agreement establishes certain particular services that are required of the independent registered public accounting firm. The engagement agreement further requires the independent registered public accounting firm to inform the Audit Committee of each particular other service they will render, and in each instance these other particular services are subject to prior review and approval of the Audit Committee. We have not delegated, and will not delegate, this responsibility to the Company’s management.

Management is responsible for the financial reporting process, the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and the system of internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing the Company’s financial statements. Our responsibility is to monitor and review these processes and procedures. We are not professionally engaged in the practice of accounting or auditing. We rely, without independent verification, on the information provided to us and on the representations made by management and the independent auditors that the financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.

During fiscal 2009, we met and held discussions with management and the independent registered public accounting firm, PricewaterhouseCoopers LLP. The meetings were conducted so as to encourage communication among the members of the Audit Committee, management and the independent registered public accounting firm. We have reviewed and discussed the audited financial statements and systems of internal controls and procedures with management. We have also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended. We have received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and have discussed with the independent accountant the independent accountant’s independence. Based on the review and discussions of the foregoing, we recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal year 2009 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Thomas R. Anderson (Chairman)

William E. Bendush

Dennis R. Leibel

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since 1983. The Audit Committee has appointed PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for our 2010 fiscal year and year end. We are not required to submit the appointment of PricewaterhouseCoopers LLP for stockholder approval, but our Board of Directors has elected to seek ratification of the appointment of our independent registered public accounting firm by our stockholders. If our stockholders do not ratify this appointment, the Audit Committee will reconsider its appointment of PricewaterhouseCoopers LLP and will either continue to retain this firm or appoint a new independent registered public accounting firm.

Before making its decision to appoint PricewaterhouseCoopers LLP, the Audit Committee carefully considered the firm’s qualifications as our independent registered public accounting firm, which included a review of its overall performance last year, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee expressed satisfaction with PricewaterhouseCoopers LLP in all these respects.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting of Stockholders, will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

Vote Required and Recommendation of the Board of Directors

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting of Stockholders and entitled to vote on the matter is required for ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our 2010 fiscal year. For purposes of this proposal, abstentions will have the same effect as a vote against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSAL 2 TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2010 FISCAL YEAR.

TRANSACTIONS WITH RELATED PERSONS

Certain Transactions with Related Persons

There were no transactions during fiscal year 2009, nor are there any currently proposed transactions, where we were, are or will be a participant, the aggregate amount involved exceeds $120,000 and a related person, as defined by applicable rules of the Securities and Exchange Commission, has or will have a direct or indirect material interest.

Policies and Procedures for Approval of Related Person Transactions

A request for our permission regarding any real or apparent conflict of interest may be granted in our sole discretion on a case-by-case basis on terms and subject to any conditions determined in our sole discretion. Before any director, officer or employee makes any investment, accepts any position or benefits, or participates in any transaction or business arrangement that creates or appears to create a conflict of interest, such person must obtain our written approval, in each specific instance. Directors and officers can request approval from our Board of Directors, the Governance and Nominating Committee, the Audit Committee or any duly authorized Board committee, and all other part-time or full-time employees can request approval in writing from the Senior Vice President of Human Resources.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

In accordance with the rules of the Securities and Exchange Commission, we are delivering only one proxy statement and annual report to multiple stockholders that share the same address unless we have received contrary instructions from one or more of such stockholders. Upon oral or written request, we will deliver promptly a separate copy of this proxy statement or the annual report to a stockholder at a shared address to which a single copy of this proxy statement or the annual report was delivered. If you are a stockholder at a shared address to which we delivered a single copy of this proxy statement or the annual report and you desire to receive a separate copy of this proxy statement or the annual report, or if you desire to notify us that you wish to receive a separate proxy statement or annual report in the future, or if you are a stockholder at a shared address to which we delivered multiple copies of this proxy statement or the annual report and you desire to receive one copy in the future, please submit your request by mail or telephone to Investor Relations, Microsemi Corporation, 2381 Morse Avenue, Irvine, California 92614, (949) 221-7100.

If a broker or other record holder holds your Microsemi shares, please contact your broker or other record holder directly if you have questions, require additional copies of this proxy statement or the annual report, or wish to receive multiple reports by revoking your consent to householding.

ANNUAL REPORT

Our 2009 Annual Report on Form 10-K has been mailed to stockholders concurrently with the mailing of this proxy statement. We will provide, without charge, a copy of our 2009 Annual Report on Form 10-K for the year ended September 27, 2009 (including the financial statements but excluding the exhibits thereto) upon the written request of any stockholder or beneficial owner of our common stock. Requests should be directed to the following address:

Secretary

Microsemi Corporation

2381 Morse Avenue

Irvine, California 92614

OTHER MATTERS

Our Board of Directors is not aware of any matter, other than the matters set forth herein, which will be presented for action at the Annual Meeting of Stockholders. Should any other matter requiring a vote of the stockholders arise, it is intended that the persons named in the enclosed proxy will have discretionary authority to vote all proxies received on such other matters in accordance with the interests of the Company, in the discretion of the person or persons voting the proxies or consistent with any instructions given to such persons by our Board of Directors, in its discretion. In addition, the enclosed proxy is intended to include discretionary authority to vote for approval of minutes of the prior meeting without ratifying the actions taken at such meeting, the disposition of any matters incident to the conduct of the Annual Meeting of Stockholders, including but not limited to any adjournments or postponements, and, if a bona fide director nominee named herein is unable to serve or for good cause will not serve on the Board, for the election of any other person who may be nominated.

All stockholders are urged to complete, sign, date and promptly return the enclosed proxy card.

By Order of the Board of Directors,

/s/ JOHN W. HOHENER
John W. Hohener, Secretary

Irvine, California

January 7, 2010

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the stockholder meeting date.

MICROSEMI CORPORATION

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of stockholders. The Notice of Annual Meeting and Proxy Statement, as well as the 2009 Annual Report and Form 10-K are available at: http://www.envisionreports.com/mscc

INTERNET

http://www.proxyvoting.com/mscc

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE

1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

64327

FOLD AND DETACH HERE

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” ITEMS 1 THROUGH 2.

Please mark your votes as indicated in this example ☒

1. ELECTION OF DIRECTORS

Nominees:

01 James J. Peterson

02 Dennis R. Leibel

03 Thomas R. Anderson

04 William E. Bendush

05 William L. Healey

06 Paul F. Folino

07 Matthew E. Massengill

FOR ALL WITHHOLD FOR ALL *EXCEPTIONS

2. Ratification of the Appointment of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm for Microsemi Corporation for Fiscal Year 2010.

FOR AGAINST ABSTAIN

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)

I plan on attending the meeting ☐

*Exceptions

YES

Mark Here for Address Change or Comments ☐

SEE REVERSE

Signature Signature Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

You can now access your Microsemi Corporation account online.

Access your Microsemi Corporation account online via Investor ServiceDirect® (ISD).

BNY Mellon Shareowner Services, the transfer agent for Microsemi Corporation, now makes it easy and convenient to get current information on your shareholder account.

• View account status

• View certificate history

• View book-entry information

• View payment history for dividends

• Make address changes

• Obtain a duplicate 1099 tax form

Visit us on the web at http://www.bnymellon.com/shareowner/isd

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

Investor ServiceDirect®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

FOLD AND DETACH HERE

PROXY

MICROSEMI CORPORATION

Annual Meeting of Stockholders – February 17, 2010

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints James J. Peterson and John W. Hohener, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Microsemi Corporation Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held February 17, 2010 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

This proxy, when properly executed and dated or submitted electronically or telephonically, will be voted according to your voting instructions as appropriately indicated, or to the extent that voting instructions are not so indicated, will be voted FOR each proposal listed on the reverse side hereof. Either proxy holder may vote this proxy in a manner determined in the proxy holder’s discretion on any other matter that properly comes before the Annual Meeting.

Address Change/Comments

(Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES

P.O. BOX 3550

SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)

64327